FOR IMMEDIATE RELEASE            Contact:     Kate Dreyer
comScore, Inc.
571-306-6647
press@comscore.com

comScore Appoints Mel Wesley as Chief Financial Officer

Technology Industry Veteran Comes to comScore Following Tenure as CFO of Mandiant Corporation

RESTON, VA, August 4, 2014 – comScore (NASDAQ: SCOR), a leader in measuring the digital world, today announced that Mel Wesley will be joining the company as Chief Financial Officer, effective August 29th. He will step into the position following current CFO Kenneth Tarpey’s retirement from comScore later this month.

Mr. Wesley is a technology industry veteran who has served in a variety of financial leadership positions in his career. Most recently, he served as CFO of Mandiant Corporation, a provider of advanced endpoint security products and security incident response management solutions, which was acquired by FireEye in December 2013. Prior to Mandiant, he spent over eight years at OPNET Technologies, a publicly traded company that provided application and network performance solutions, where he was Senior Vice President and CFO when OPNET was acquired by Riverbed Technologies in December 2012. He also served as Corporate Controller for OPNET from June 2004 through November 2004. Previously Mr. Wesley also served as Corporate Controller for SteelCloud, Inc. and as Assistant Controller for Learning Tree International, Inc., both publicly traded companies in the technology sector. He holds a B.S. in Accounting and an MBA from George Mason University and is licensed as a Certified Public Accountant in Virginia.

“Having already twice served as CFO, Mel brings significant experience to the role of chief financial officer at comScore,” said Serge Matta, President & CEO of comScore. “His public company experience, in addition to having spent his entire career in the technology sector, make him uniquely qualified to step into this position and be able to hit the ground running. We look forward to Mel’s addition to the comScore management team as we embark upon the Company’s next phase of growth.”

Added Matta: “I would also like to extend my thanks to Ken Tarpey for his service as CFO of comScore over the past five years. His guidance was instrumental in helping comScore significantly grow our revenues, expand our operating margins and manage several strategic acquisitions during his tenure. He leaves comScore having helped establish a strong strategic, operational and financial foundation for the Company’s future.”

About comScore
comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, expectations regarding the impact and benefits to comScore from Mel Wesley’s appointment as CFO, financial or otherwise. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: the features and characteristics of the products, the rate of development of the digital marketing intelligence, Internet advertising and e-Commerce markets; the growth of the Internet as a medium for commerce, content, advertising and communications; and the acceptance of new products and methodologies by the industry, including existing and prospective clients.

For a detailed discussion of these and other risk factors, please refer to comScore's most recent respective Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC's Web site ( http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.